UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: March 3, 2008
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 (832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 4, 2008, Anadarko announced that it has agreed to sell its 50-percent interest in the Peregrino field offshore Brazil and its 25-percent interest in the BP-operated Kaskida Unit in the deepwater Gulf of Mexico to StatoilHydro for cash proceeds of US $1.8 billion at closing plus additional contingent cash consideration valued up to US $300 million.  This contingent payment is determined by applying 37.5% to 100 percent of Peregrino’s production volumes for months when future ICE Brent Crude pricing exceeds the following set price thresholds:

Period	Average Threshold Price
2010-2012	$88.75
2013-2020	$65.15
Both pricing components will be adjusted for quality differentials. The contingency payments are due annually until such cumulative payments provide a present value of US $300 million, discounted at 10%, from the closing date.  StatoilHydro has the option to pre-pay this contingent amount.  The press release announcing this transaction is included in this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Anadarko Press Release, dated March 4, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION

(Registrant)

March 4, 2008	By:	/s/ Bruce W. Busmire
Bruce W. Busmire — Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Anadarko Press Release, dated March 4, 2008.